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                                                                   Exhibit 10.41

                   ADDITIONAL AND ALTERNATIVE TARGET AGREEMENT
                   -------------------------------------------

This Agreement is made and entered into by and between 3-Dimensional Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at Eagleview Corporate Center, 665 Stockton Drive, Suite 104, Exton, PA 19341, U.S.A. ("3DP") and Boehringer Ingelheim Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at 900 Ridgebury Road, Ridgefield, CT 06877, U.S.A. ("BIPI").

                               W I T N E S S E T H

WHEREAS, 3DP and BIPI entered into an option agreement and an agreement for collaborative discovery and lead optimization, both as of December 17, 1999 (collectively the "Agreement");

WHEREAS, under the Agreement, BIPI identified an initial Target in the Research Program against which Qualified Lead Compounds and Active Compounds were to be developed (capitalized terms used but not defined herein have the same meanings provided in the Agreement);

WHEREAS, [**]; and

WHEREAS, 3DP and BIPI wish to provide for further work in the Research Program by adding additional and alternative Targets;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration as set forth below, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. The extended term of the Research Program shall be from the execution date of this Additional and Alternative Target Agreement and end on March 31, 2003. (The "First Extension Term") The execution date of this Additional and Alternative Target Agreement shall be the date on which both parties have signed such agreement. BIPI


**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     may further extend the term of the Research Program on an annual basis by notifying 3DP in writing at least sixty (60) days prior to the end of the First Extension Term or any subsequent one-year extensions then in effect.

2. BIPI will add [**] Target [**] to the Research Program under the Agreement. BIPI shall have the option to change either the [**] or the [**] upon thirty (30) days advance written notice to 3DP.

3. BIPI agrees to pay a nonrefundable, lump sum fee of [**] to 3DP, which fee shall be due within thirty (30) days of execution of this Additional and Alternative Target Agreement.

4. BIPI agrees to pay 3DP on a calendar quarterly basis for staff allocated by 3DP for services to be provided under the Research Program. BIPI agrees to pay 3DP for [**] FTEs at a rate of [**] for each calendar quarter, or pro rata portion thereof, in which work is continuing on [**] Targets during the First Extension Term. For any calendar quarter or portion thereof during the First Extension Term in which work is continuing on [**], BIPI agrees to pay 3DP for [**] FTEs at a rate of [**]. The quarterly payments for the second calendar quarter of 2001 shall be due within thirty (30) days of execution of this Additional and Alternative Target Agreement. Thereafter, each quarterly payment shall be due in advance on a calendar quarterly basis.

5. Upon at least sixty (60) days advance written notice to 3DP prior to the end of any calendar quarter during the First Extension Term, BIPI may determine that the Research Program shall continue on [**]. From the first day of the next ensuing calendar quarter, each quarterly payment due to 3DP by BIPI during the remainder of the First Extension Term, or any subsequent one-year extension term then in effect, shall be [**]. Such sum represents support for [**] FTEs. A [**] made in accordance with this Paragraph 5 shall not be considered [**] and no [**] termination fee shall be payable with respect to any such [**] under Section 4.3 of the Agreement.



**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

6. All draft or proposed press releases and draft or proposed filings to be made with the SEC, all as prepared by 3DP, concerning the research Program shall be submitted to BIPI as provided in Section 12.10 of the Agreement, and shall also be submitted to BIPI, R&D Licensing and Technology Support, attn: [**], at the address provided hereinabove for BIPI.

7. This Additional and Alternative Target Agreement amends the Agreement only to the extent set forth above, and in all other respects the Agreement is hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties have caused this Additional and Alternative Target Agreement to be executed in duplicate by their respective duly authorized officers, each copy of which shall for all purposes be deemed to be an original.


3-DIMENSIONAL                                        BOEHRINGER INGELHEIM
PHARMACEUTICALS, INC.                                PHARMACEUTICALS, INC.


By:      /s/ David C. U'Prichard            By:  /s/ Peter Farina
         -----------------------                 ----------------
Name:    David C.U'Prichard, Ph.D.               Name:  Peter Farina, Ph.D.
Title:   CEO                                     Title: Vice-President Research
Date:    April 19, 2001                          Date:  April 20, 2001



**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.